Exhibit 5.1

May 26, 2021

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

Re:	Rafael Holdings, Inc. —Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel to Rafael Holdings, Inc. (the “Company”), and as such we have been asked to render the following opinion in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of 908,497 shares of the Company’s Class B common stock, par value $.01 (the “Class B Common Stock”) which are reserved for issuance exclusively for the grant of awards (the “Inducement Awards”) granted pursuant to the Rafael Holdings, Inc. 2018 Equity Incentive Plan, as amended and restated (the “Plan”), in compliance with New York Stock Exchange Rule 303A.08.

In connection with the opinions rendered herein, we have examined the Amended and Restated Certificate of Incorporation of the Company, its Amended and Restated By-Laws, the Plan, and such other documents and corporate records as we have deemed necessary solely for the purpose of enabling us to render this opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or digital copies and the authenticity of the originals of such copies. As to certain matters of fact, both expressed and implied, we have relied upon representations, statements or certificates of officers of the Company.

On the basis of such examination, we are of the opinion that the shares of Class B Common Stock to be offered pursuant to the Registration Statement, when issued pursuant to the terms of the Plan and the terms of any grant instrument executed in connection therewith, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the SEC.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Schwell Wimpfheimer and Associates LLP
Schwell Wimpfheimer and Associates LLP